Exhibit 99.1

GOLDEN ARROW MERGER CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
, 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2024, in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:00 a.m. Eastern Time on , 2024, at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102, as an in-person meeting, and hereby appoints Timothy Babich and Andrew Rechtschaffen, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the common stock of Golden Arrow Merger Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS ON WHICH THE UNDERSIGNED STOCKHOLDER IS ENTITLED TO VOTE AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2024: This notice of special meeting and the accompanying proxy statement are available at .

	FOR	AGAINST	ABSTAIN

Proposal 1 — The Business Combination Proposal

To consider and vote on a proposal to approve and adopt the Business Combination Agreement, dated as of October 4, 2023 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among GAMC, Bolt Threads, Inc. (“Bolt Threads”) and Beam Merger Sub, Inc. (“Merger Sub”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Bolt Threads, with Bolt Threads surviving the merger and becoming a wholly-owned direct subsidiary of GAMC (collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

	☐	☐	☐
	FOR	AGAINST	ABSTAIN

Proposal 2 — The Charter Amendment Proposal

To consider and vote on a proposal to adopt the proposed second amended and restated certificate of incorporation of GAMC attached as Annex B to the proxy statement/prospectus (the “Charter Amendment Proposal”).

	☐	☐	☐

Proposal No. 3A through 3G — The Governance Proposals

To consider and vote on, on a non-binding advisory basis, seven separate governance proposals relating to the following material differences between GAMC’s current amended and restated certificate of incorporation and the proposed second amended and restated certificate of incorporation (collectively, the “Governance Proposals”):

Proposal No. 3A	FOR	AGAINST	ABSTAIN
Change the name of GAMC to “Bolt Projects Holdings, Inc.” from the current name of “Golden Arrow Merger Corp.”	☐	☐	☐

Proposal No. 3B	FOR	AGAINST	ABSTAIN

Increase the number of shares of (i) common stock GAMC is authorized to issue from 220,000,000 shares to 500,000,000 shares and (ii) preferred stock GAMC is authorized to issue from 1,000,000 shares to 50,000,000 shares.

	☐	☐	☐
Proposal No. 3C	FOR	AGAINST	ABSTAIN
Increase the required voting thresholds to approve amendments to the bylaws and to certain provisions of the proposed amended and restated certificate of incorporation of GAMC.	☐	☐	☐
Proposal No. 3D	FOR	AGAINST	ABSTAIN
Require a supermajority vote for the removal of directors for cause.	☐	☐	☐
Proposal No. 3E	FOR	AGAINST	ABSTAIN
Remove the provision renouncing the corporate opportunity doctrine.	☐	☐	☐
Proposal No. 3F	FOR	AGAINST	ABSTAIN

Eliminate the rights and privileges of GAMC Class B common stock and to redesignate GAMC Class A common stock and GAMC Class B common stock as common stock (after giving effect to the conversion of each outstanding share of GAMC Class B common stock immediately prior to the Closing into one share of GAMC Class A common stock).

	☐	☐	☐
Proposal No. 3G	FOR	AGAINST	ABSTAIN

Eliminate certain provisions related to related to GAMC’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination (the “Closing”).

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Proposal 4 — The Election of Directors Proposal	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)

To consider and vote on a proposal to elect, effective at Closing, nine directors to serve staggered terms on the board of directors until the first, second and third annual meetings of stockholders after the Closing of the Business Combination, respectively, and until their respective successors are duly elected and qualified.

Nominees:

Class I: (to serve until the annual meeting of stockholders to be held in 2025)

01 Daniel Widmaier

02 David Breslauer

03 Jeri Finard

Class II: (to serve until the annual meeting of stockholders to be held in 2026)

04 Jerry Fiddler

05 Steven Klosk

06 Esther van den Boom

Class III: (to serve until the annual meeting of stockholders to be held in 2027)

07 Ransley Carpio

08 Daniel Steefel

09 Sami Naffakh

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

	☐	☐	☐

Proposal 5 — The Incentive Plan Proposal	FOR	AGAINST	ABSTAIN
To consider and vote on a proposal to approve and adopt the incentive plan established to be effective after the Closing of the Business Combination.	☐	☐	☐
Proposal 6 — The ESPP Proposal	FOR	AGAINST	ABSTAIN
To consider and vote on a proposal to approve and adopt the employee stock purchase plan established to be effective after the Closing of the Business Combination .	☐	☐	☐

Proposal 7 — The Nasdaq Proposal	FOR	AGAINST	ABSTAIN

To consider and vote on a proposal to issue GAMC Class A common stock to the Bolt Threads stockholders in the Business Combination and to the PIPE Subscribers and as described in the proxy statement/prospectus.

	☐	☐	☐
Proposal 8 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN
To consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.	☐	☐	☐

Dated:_________________________________________ 2024

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.